Exhibit 99.01

Final Symantec Investor Briefing Transcript

May 14, 2018

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Operator [1]

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Good afternoon. My name is Erica, and I will be your conference operator today. At this time, I would like to welcome everyone to the Symantec Investor Briefing Conference Call. All lines have been placed on mute to mute to prevent any background noise. After the speakers’ remarks, there will be a questions and answers session. If you would like to answer a question during this time, simply press star and the number 1 on your telephone keypad. If you would like to withdraw your question, press the pound key. Thank you. Miss Cynthia Hiponia, you may begin your conference.

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Cynthia Hiponia, Symantec Corporation - VP of IR [2]

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Thank you. Good afternoon. I’m Cynthia Hiponia, Vice President of Investor Relations at Symantec, and I am pleased to welcome you to our conference call. To address concerns expressed by shareholders, the company is today providing additional detail regarding the scope of the investigation and an opportunity for the investment community to ask questions regarding the company’s recent financial results and forward-looking guidance and outlook. We posted prepared remarks to our Investor Relations events web page.

Speaking on today’s call are Greg Clark, Symantec CEO; Nick Noviello, EVP and CFO. This call will be available for replay via webcast on our website.

I’d like to remind everyone that all references to financial metrics are non-GAAP unless otherwise stated.

Please refer to the CFO commentary posted on the Investor Relations website for further definitions of our non-GAAP metrics. Please note, non-GAAP financial measures referenced during this call are reconciled to their comparable GAAP financial measures in the press release dated May 10, 2018, posted on our website and the supplemental materials dated May 10, 2018, and posted on our website. We believe our presentation of the non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding our operating performance for reasons discussed below. Our management team uses those non-GAAP financial measures in assessing our operating results as well as when planning, forecasting and annualizing future periods. We believe our non-GAAP financial measures also facilitate comparisons of our performance to prior periods and that investors benefit from understanding of the non-GAAP financial measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Today’s call contains forward-looking statements based on the environment as we currently see it. Those statements are based on current beliefs, assumptions and expectations, speak only as of the current date and as such, involve risks and uncertainties that may cause actual results to differ materially from our current expectations. Please refer to the cautionary statements in today’s press release as well as the press release dated May 10, 2018, for more information. You will also find a detailed discussion in the Risk Factors sections in our filings on

Forms 10-Q and 10-K with the SEC and, in particular, on our annual report on Form 10-K for the fiscal year ended March 31, 2017.

Before I pass the call over to Greg, I’m going to read a statement, which was also just issued as a press release at the start of today’s call. The Audit Committee of the Board of Directors has commenced an internal investigation in connection with concerns raised by a former employee regarding the company’s public disclosures, including commentary on historical financial results; its reporting of certain non-GAAP measures, including those that could impact executive compensation programs; certain forward-looking statements; stock trading plans; and retaliation. The Audit Committee has retained independent counsel and other advisers to assist in its investigation. The company has voluntarily contacted the Securities and Exchange Commission to advise it that an internal investigation is underway, and the Audit Committee intends to provide additional information to the SEC as the investigation proceeds. The investigation is in its early stages, and the company cannot predict the duration or outcome of the investigation. The company’s financial results and guidance may be subject to change based on the outcome of the Audit Committee investigation. It is unlikely that the investigation will be completed in time for the company to file its annual report on Form 10-K for the fiscal year ended March 30, 2018, in a timely manner. At this time, the company does not anticipate a material adverse impact on its historical financial statements.

That concludes the statement.

Please note that there aren’t additional details regarding the investigation that we can share beyond what was just provided, so we ask that you focus your questions at the end of the prepared remarks on the business, including our financial results and outlook. Thank you for your understanding. Greg?

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Gregory S. Clark, Symantec Corporation - CEO & Director    [3]

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Thank you, Cynthia. Good afternoon, and thank you for joining us today. I’m pleased that Nick and I have the opportunity to discuss our expectations for fiscal years 2019 and 2020, and we certainly welcome this opportunity to speak to you this afternoon. I also want to echo the sentiment that we have heard our shareholders loud and clear and deeply value your perspective and candid feedback.

As you will recall from last week, we were very pleased with our performance in the fourth quarter with both Enterprise Security and Consumer Digital Safety revenues above our prior guidance. In a minute, Nick will discuss our financial guidance for fiscal year 2019 and our outlook for fiscal year 2020.

From a business perspective, we are pleased with the success of our Integrated Cyber Defense Platform and our prospects for continued growth. At a high level, we expect that our shift to a more ratable-based Enterprise business will continue into fiscal 2019, providing us with greater revenue visibility over time. Further, we are seeing the success of our integrated bundled offerings in the Consumer Digital Safety segment, and we expect to further enhance our bundled offerings in fiscal year 2019, delivering an even broader suite of Digital Safety options to consumers and driving greater retention and adoption. We remain confident in our long-term strategy to drive organic growth and leverage our scale, innovation and capital to create industry-leading platform solutions across our Enterprise and consumer segments.

And before I turn the call over to Nick, let me also address one additional point. For anyone concerned about executive compensation at this time, I want to let you know that all discretionary and performance-based compensation for named executive officers is on hold pending the outcome of the Audit Committee investigation. This is welcomed by management.

With that, I will now turn the call over to Nick to provide more details on our fiscal 2019 guidance and also provide the fiscal 2020 outlook.

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer [4]

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Thank you, Greg. I too value your feedback and your perspective and understand it is important that you hear context from us on business and financial results and guidance. There are a number of questions related to our May 10th earnings release, and I am pleased to have the opportunity to address them with you now. Several of the questions relate to clarity on Q4 results and our presentation of fiscal Q1 and 2019 guidance. I’d like to address some of these important questions now in prepared remarks; then, discuss our fiscal year 2020 outlook, which was not addressed last week; and finally, open up the line to Q&A. All references to financial metrics are non-GAAP unless otherwise stated.

Let’s get started with Q4 fiscal year 2018. In the fourth quarter, we posted year-over-year deferred revenue growth adjusted for acquisitions and divestitures of 34% in our Enterprise Security segment. This growth is reflective of our implied billings growth, continued shift towards ratable business and increasing contract duration. Our standard policy is to bill up front, including for multiyear transactions. We expect that our deferred revenue will generally peak towards the end of the fiscal year, reflecting seasonal sales cycles. Last week, we supplemented our disclosures by identifying the expected roll off of our deferred revenue within 24 and 36 months to give you further context to how much of our business is sold under terms that don’t extend beyond 3 years and for overall revenue modeling.

Now turning to our additional details regarding our fiscal year 2019 financial guidance, which is calculated using the revenue accounting standards in effect in fiscal year 2018. We expect our financial results to be impacted by the implementation of the new revenue accounting standards, ASC 606, which we adopted in Q1 of fiscal year 2019 on a modified retrospective basis. On our Q1 earnings call, we will walk you through the impact of the adoption of the new revenue accounting standard.

Our Q1 Enterprise Security revenue guidance reflects a meaningful shift, mix shift, from in-period recognized business towards ratable business in Q1 of fiscal year 2019 as compared to Q1 and Q4 of fiscal year 2018. For context, in Enterprise Security segment, the ratable portion of our business activity in Q4 was over 80%. For our ratable business, we expect continued increase in contract duration, which is consistent with our sales strategy and our increasing amount of multiyear business. In Q1, we expect deferred revenue to be approximately flat sequentially. We expect our implied billings for Q1 to be relatively flat compared to Q1 last year adjusted for the divestiture, reflecting the underlying sales forecast for the quarter as we come off a strong Q4 and we set the year on territories, capacity and new pipeline. We expect implied billings growth to improve over the course of the year. Last week, we provided a forecast for fiscal year 2019 Enterprise revenue, which suggests organic year-over-year revenue decline of 2% at the midpoint adjusted for the divestiture.

On our Q3 fiscal year 2018 earnings call, we stated that we expect Enterprise segment revenue growth in the mid- to high single digits in Q4 of fiscal year 2019. We continue to have this expectation supported by our end of fiscal year 2018 short-term deferred revenue balance and expected fiscal year 2019 business activity and mix. While we continue to expect a greater portion of our business mix to be ratable in fiscal year 2019, we also continue to expect a portion of our business to consist of form factors for which revenue is recognized in period. Our estimates of business mix are factored into our fiscal year 2019 guidance. Our guidance underlying business growth expectations and deferred revenue balance underlies our continuing view that our Enterprise business should have top line revenue growth of high single to low double-digits in fiscal year 2020.

Now taking a closer look at our total company operating margin guidance. Q1 fiscal year 2019 operating margin for the total company is expected to be 26% to 28% compared to 31% in Q1 of fiscal year 2018. The decline is primarily attributed to the divestiture of our WSS PKI solutions. In addition, our Q1 fiscal year 2019 operating margin forecast reflects investments we are making in marketing and sales capacity as well as a continued ratable shift in our Enterprise Security segment. Our fiscal year 2019 operating margin forecast is in the range of 30% to 32%. The reduction versus fiscal year 2018 operating margin of 35% is driven by the WSS and PKI divestiture, the continued shift of the Enterprise Security segment to ratable and related business implications, and the investments we are making in marketing and sales capacity.

We are guiding to cash flow from operations for fiscal year 2019 in the range of $1.3 to $1.5 billion as compared to $950 million in fiscal year 2018. From fiscal year 2018 to fiscal year 2019, the improvement in cash flow from operations is driven by continued deferred revenue growth, lower cash taxes and lower use of working capital, partially offset by a loss of the cash flow associated with the divestiture of WSS and PKI solutions.

With respect to capital allocation, we noted on our last call that our strategy is to balance driving shareholder returns, managing financial risk and preserving our flexibility to pursue strategic options, including M&A. We also said that we expect debt repayment, share repurchases and our regular quarterly dividend to be methods that we use to implement our capital allocation strategy. During the course of the investigation, we do not expect to repurchase our shares. Debt repayment continues to be a priority, and we are evaluating the timing and the extent of debt repayment as we enter fiscal year 2019.

In the press release last week, we announced the authorization of our Q1 dividend of $0.075 per share. We expect to focus on M&A in the normal course of business. Our capital allocation strategy will be funded by the cash we generate from operations together with international cash that we plan to repatriate or otherwise utilize as a result of U.S. tax reform.

And I also want to take the opportunity to address our fiscal year 2020 outlook, a topic that was not discussed last week. Our outlook for fiscal year 2020 is based on the revenue accounting standards in effect in fiscal year 2018. Consistent with our previous discussions and with our updated view of the business, we expect that total company organic revenue will grow in the mid- to high single digits. We expect Enterprise Security segment’s organic revenue will grow in the high single to low double digits, and Consumer Digital Safety organic revenue will grow in the low to mid-single digits. In fiscal year 2020, our outlook for total company operating margin is in the mid-30s. This fiscal year 2020 operating margin outlook reflects expected revenue growth in both our Enterprise Security and Consumer Digital Safety segments. We continue to expect EPS growth in the low double digits, cash flow from operations growth at or above net income growth and deleveraging of our balance sheet.

We hope that this information addresses some of your questions. We would now like to open the call up for more questions from callers. Operator, can you open the call?

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Questions and Answers

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Operator    [1] At this time I would like to remind everyone in order to ask a question please press star followed by the number one on your telephone keypad. We’ll pause for just a moment to get up the Q&A roster.

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(Operator Instructions) Your first question comes from the line of Gabriela Borges.

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Gabriela Borges, Goldman Sachs Group Inc., Research Division - Equity Analyst    [2]

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Good afternoon – thanks for taking my question. Maybe to start with on the margin outlook. I wanted to revisit the targets from the previous call in [June.] Has anything structurally changed on the OpEx intensity that you think this business needs to be able to support the revenue growth targets? And I realize that there’s a piece here, which is the subscription transition or the product subscription transition in the medium term that’s impacting the margin, but maybe you could just address the OpEx dollars going up as well. Thank you.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [3]

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Do you want to start on that, and I’ll follow up?

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [4]

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Why don’t I start on that, Gabriela, in terms of the overall margin guidance, et cetera. Obviously, you’re right and you pointed out that we’ve got the continued shift in the business. And there’s, in the Enterprise business segment, to ratable and their implications from that. And we factored that into our guidance and we factored that into our fiscal year 2020 outlook as well. Structurally, there is not a substantial change in the business. We have built an operating plan for our fiscal year 2019 for each segment and for all the functions of the business that incorporate, frankly, all of the prior cost savings targets that we talked about last year and we referenced on our call last week that we, in due course, do all of the integration savings as well. So from a structural basis, there’s going to be pieces here and there around investments in marketing, investments in sales capacity, but that’s normal course of business. So from my perspective, no change to the structural cost structure.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [5]

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Just one additional point, Gabriela. When we were at the Financial Analyst Day last year, we did have the website security business in our P&L, which as we disclosed as we divested that, it had a pretty healthy margin contribution. So that is no longer in the go forward and, hence, has some compression on the Enterprise margins after that divestiture. The other thing, to I pick up on your question, you asked about some of the ratable technologies requiring more OpEx expense in our budgets going forward. We have thought about what we’re doing with respect to the increased operating expenses that go with running a piece of technology, and that is in our forward outlook.

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Gabriela Borges, Goldman Sachs Group Inc., Research Division - Equity Analyst    [6]

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And then I do have one clarification. I understand you can only provide limited information on the investigation. If I heard correctly in Cynthia’s comments, there is a comment on no material adverse impact being expected. So did I get it right? And if you could just clarify, what is that based on? Thanks.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [7]

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So, Gabriela, we can’t answer any questions about the investigation. The statement that we wrote is as it stands, it’s -- please read it.

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Gabriela Borges, Goldman Sachs Group Inc., Research Division - Equity Analyst    [6]

Understood. Thank you.

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Operator    [8]

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Your next question comes from Saket Kalia.

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Saket Kalia, Barclays Bank PLC, Research Division - Senior Analyst    [9]

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Hey guys thanks for taking my questions here. Nick, maybe for you on the business -- thanks for the fiscal ‘20 guide. Can you just talk a little bit about how you’re thinking about the Enterprise billings growth over the next couple of years? And you said that the mix of ratable was roughly 80% this quarter. How high does that go as you think about the model through fiscal ‘20?

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [10]

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Sure. Thank you very much for your question. So a couple thoughts for you there on ratable and then on Enterprise implied billings. So consistent with our prior statement, we expect that over the course of this fiscal year ‘19 and by as we get to the end of fiscal year 2019, implied billings and revenue really come to the same type of number. And that’s based upon the business, the business mix moving, that ratable shift occurring as we talked about on prior conference calls. We disclosed to you our perspective on implied billings for Q1 and in these comments earlier and on how implied billings from the Enterprise segment will grow over the course of fiscal year 2019. I expect on that ratable part of the business, we indicated that we are over 80% in Q4 in terms of ratable business. And we expect by the end of fiscal year 2019 that number will be substantially higher than that 80%. And really, we get to a point, Greg’s mentioned this on prior calls, where we are still selling product and license-type business that yields substantial in-period revenue. But some of that type of business becomes more the exception than the rule. So we are still expecting, based upon all the information that we have at our disposal that we really get through the majority of this ratable mix shift in the Enterprise business in this fiscal year 2019.

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Saket Kalia, Barclays Bank PLC, Research Division - Senior Analyst    [11]

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Got it. That’s really helpful. Greg, maybe for you on the consumer business. I think that the direct-to-consumer count was maybe down a little bit, a little         more than we have seen sequentially, but I think the partner revenue actually accelerated a little bit. I think we’ve all seen the ads by Verizon for LifeLock and maybe others out there. Could you just maybe talk more broadly about the inroads you’ve made in adding partners in that business? And how the geography of that consumer revenue can maybe shift here between direct and partner over time?

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Gregory S. Clark, Symantec Corporation - CEO & Director    [12]

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So I think -- just a comment on the consumer business. I think the value proposition that we are talking about with consumers across our 3 main pillars that I mentioned in my prepared remarks last Thursday are really around identity, around your malware, protection, your identity protection, your privacy. That’s 3 really core tenets. And in the partner revenue, we have now got a value proposition where partners that were moving just purely a malware agent or an antivirus agent into their base of members or whatever it is, we now have a much better value proposition for those partners because our ARPU is so much bigger that the rev share that the partners would get under is so much better. That is actually going well for us. And I think that we’re at the early stages of really launching that integrated set at a fuller capacity. But we do think that we guided in FY ‘19 to kind of low single-digit growth in consumer, and that is a mix of what we do directly and what some of that partner thinking in mind. But just keep in mind, if you’re a partner of one of our competitors, your ARPU opportunity in your member base is far less than ours because we have the power of Norton plus LifeLock together. We think that’s better. And it’s better for the partner, better for the customer, better for the consumer. And we are back in our strategy, and so far, it has gone well for us.

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [13]

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If I can maybe add one other context for you from our prepared remarks last week, which I think is important in terms of the overall Consumer Digital Safety metrics. First of all, other than the partner business, the direct business is reflective of about 90% of the revenue in the quarter. But we disclosed 2 supplemental metrics last week, and number one was that – the point was the annual retention rate was 83%. And that reflected increasing retention rates on both the Norton and LifeLock side, which we feel good about. And then we also disclosed the Digital Safety adoption metric, which was approximately 11%. And we believe both of them are the evidence of the value for Digital Safety strategy that we’ve embarked upon.

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Operator    [14]

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And your next question comes from Gregg Moskowitz.

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Gregg Steven Moskowitz, Cowen and Company, LLC, Research Division - MD and Senior Research Analyst    [15]

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Ok thank you very much and thanks guys also for holding this call. Nick, I was wondering how much total restructuring and transition cash cost occurred in fiscal ‘18 if you happen to have that number, as well as what we’re expecting in that regard for fiscal ‘19?

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [16]

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Yes. To answer the question, Gregg, so in terms of FY 2018 in terms of the restructuring costs, that is around $400 million type of a number, so looking at the P&L side. You always have to expect that P&L and cash could be a little different, and it’s just because of the timing of when the charges occur. Mainly in FY ‘19, we talked about an overall less use of working capital. That includes the restructuring side of the fence. And as you have laid out the plan, we expect that from a P&L basis, the restructuring type cost are going to decline from year-over-year in FY ‘18 versus FY ‘19. On the cash side of the fence, we are leaving that closer to flattish at this point in time, again, based upon the timing of when those costs occur.

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Gregg Steven Moskowitz, Cowen and Company, LLC, Research Division - MD and Senior Research Analyst    [17]

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Okay. And then just a follow up to either for Greg or for Nick. You mentioned in your prepared remarks that you’re not planning to repurchase shares while the investigation is ongoing. Does the same hold true with respect to M&A?

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Gregory S. Clark, Symantec Corporation - CEO & Director    [18]

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I’d say that we are not, again, commenting on anything to do with the investigation and we don’t have any plans for any M&A right now.

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Operator    [19]

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And your next question comes from Keith Weiss.

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Keith Weiss, Morgan Stanley, Research Division - Equity Analyst    [20]

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Excellent thank you guys for hosting the call. In your estimate for cash flow for next year, I think, one of the things that’ll be very helpful in terms of kind of transparency for that number is understanding what the assumption is around the duration side of the equation. The duration, obviously, was a significant contributor to cash flow this year and I’m assuming it’s probably going to be next year. Can you give us any kind of like point estimate on where you actually expect those durations to go to help us figure out how much of that cash flow comes from extension of billing durations versus generated by the core business, number one? And number two, is there any reason why you guys don’t give a more specific point estimate on recurring revenue? I know sort of where that’s going to go or where the in-period revenue is going to grow over the course of FY ‘19. Help us kind of hone in our model rather than just telling us it’s going to be up.

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [21]

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Okay, Keith. So, first of all, let me address the question on duration. So we’ve indicated that we expect duration to continue to increase across fiscal year 2019. That is reflective of our selling strategy and the strategy of multiyear transactions that we’ve been doing -- there’s a little feedback from the line. That we actually think has been very strong improvement of the overall growth of our cyber defense strategy. So we disclosed on the call last week and in the additional metrics as to the specific duration by quarter across fiscal year 2018. We have not given guidance in terms of what that will be. Over the course of ‘19, we expect this to increase. What we will be doing is continuing to tell you at the end of the quarter what duration was that for the quarter to make sure we are very crisp on what those changes are and what’s driving them. In terms of the recurring revenue, with the amount of potential change of new required revenue recognition rules which we’re adopting on a modified retrospective basis, we’ll take that feedback and try to give you some more perspective on what that recurring is on an ongoing basis. Understand that right now, we are also implementing those revenue recognition rules in the modified retrospective basis. So in terms of the metrics, we want to be able to reference some earlier remarks. We want to be able to give you more specifics on some of the metrics especially with that going -- that revenue standard change going on in our Q1 earnings call.

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Operator    [22]

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Your next question comes from Fatima Boolani.

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Fatima Aslam Boolani, UBS Investment Bank, Research Division - Associate Director and Equity Research Associate Technology-Software    [23]

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Good afternoon, thank you for taking my question. Nick, maybe a question for you around contract durations. You’ve been very clear about the impact that it’s going to have on the financials over the course of next year. But I’m actually curious if you are incentivizing the sales force in any specific way to incent multiyear deals? Or if there is specific changes that you’re making from a sales compensation or a sales structure perspective to increase the volume of multiyear engagement such that your contract duration expectations are continuing to increase for next year.

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [24]

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Sure. So I’m going to actually have Greg answer the first part of that, and then I can add on if there’s anything to add on, because I think he’s got some real perspective on that one.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [25]

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So first of all on just how we have things set up by sales force, on prior conference calls, we mentioned that our standard terms for new business is a 3-year term. And I think we also provided some color on our call on how the long-term deferred percentages roll off across years 2 and 3. So I think we are in line with the long-term deferred and our 3-year term duration that uses the standard for Enterprise subscription software. And we are following that. Our commission plans are designed to keep the guard rails up around those 3-year term standard contracts deviations from that are -- they require approvals. In addition to that, we have a separation in our sales force between people renewing maintenance and people selling new business. And we have different incentives for maintenance renewals across -- let me do it for a new business. So I think we have set up -- a set of guard rails around making sure that the duration extension that we are planning for in the business is enforced in our compensation model. And so far, that has been proven out in the deferred revenue waterfall, so we continue to keep an eye on that and to make sure we have good strong measurements around that. And we do, as we move through the ratable transition, we do expect it to, as a mix of business, more 3-year term deals than in prior periods. And hence, we have made comments that we think that we’re going to have more ratable and more duration increase as we move through ‘19. And hopefully, that gives you some business context around that backdrop.

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Fatima Aslam Boolani, UBS Investment Bank, Research Division - Associate Director and Equity Research Associate Technology-Software    [26]

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And that’s very helpful. And if I can sneak in a question about consumer, where we’re lapping in the next 7 months since the big Equifax breach. So I wanted to get some perspective on when we should see your net adds really inflect as a result.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [27]

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So I think one thing that is a very nice metric that came out of the Q4 report was that we had a higher customer retention number. And I think the Equifax breach has a difference than other breaches in that other breaches, where you have a gift that’s given to you by the organization that was breached, Equifax was a different situation where consumers actually stepped up and bought themselves. And so they are more likely to stay with it than when they were actually e-mailed back that had a license to an identity protection service. So we saw that bear out in Q4 with an increase in retention rates and we’re very pleased with that. Our forward guidance on our consumer business is based on the yields we get from our marketing. And as Nick said prior, the 90% of our business is coming from that direct business, and I think we are in control of our planning around that and we’ve been predictable on that across the last FY ‘18. So we think we have got that business integrated well and it is stable and we’re very pleased with the outcome.

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Operator    [28]

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And your next question comes from Adam Holt.

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Hi, thanks very much for the question. I guess, I have 2 questions. One, as you look into the fiscal ‘20 guidance and the acceleration of the Enterprise business, is that simply a function of anniversary-ing the move to more ratable and the renewals plus new business driving that acceleration? Or is there something else, product driven, macro driven that is causing you to guide to an acceleration in fiscal ‘20? And then I have a quick follow-up.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [30]

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So as I think, you know I’ll ask Nick and then he can comment on the -- what happened after we get through the transition in our mix. But just in terms of what we’re doing in the business, we are deploying more sales capacity in FY ‘19 to deliver more top line. And so that is going on. And so we are just like when we did that in FY ‘18, that does result in the time it takes for those - that new sales capacity to become productive. It’s usually towards the end of Q3 and Q4, you will see in our FY ‘19 guidance the additional capacity coming on in the back half of the year. And so to clear up the question is it all based on the ratable shift? The answer is there is also a capacity increase, which we expect to deliver some more top line. Then I’ll pass over to Nick to talk through kind of what the other aspects, go ahead Nick.

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [31]

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Yes. And Adam, I think a couple of things I’ll add to that is we showed you in the -- actually in the supplemental materials published last week and we talked about it on the call around the amount of deferred revenue picked up on the balance sheet. And then there’s going to be an amortization of that deferred revenue. And we talked in the prepared comments last week about how much of that is within a 2 or within a 3-year period of time. So when we get to fiscal year ‘20 and you look at the combination of what is already built, and therefore, under the FY ‘18 revenue recognition standard, the roll off of that deferred revenue into ‘19, you look at our expectations for business and for mix in FY ‘19. And what that will mean, and ultimately in terms of balance sheet. And then you supplement that with the amount of business opportunity we have and the cross-sell upsell opportunity we have. Those 3 things really come together to underpin that fiscal year 2020 outlook on the Enterprise side that is consistent with what we believed a quarter ago. And we continue to add data points to it. And in fact, on the call, I think Greg gave a couple of examples from the customer lens that shows up in this overall business we’re driving and shows up ultimately in the FY ‘20 outlook we have, which is substantially past the ratable mix shift topic.

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Adam Holt

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That’s super helpful. And then just maybe for, I guess, for either of you, you gave 18.5 months, I believe, in duration for Q4. Do you have what it was in the year-ago period? I know you gave it for Q1 to Q4, but the year-ago period in Q4? And just generally, I guess, a follow up to Saket and Keith around duration. Most companies are going in other direction on duration, but you’re seeing durations go up. I get that you’re comping salespeople to it, but most companies aren’t actually being able to get away with it with customers. So how are you all navigating that? How are you actually extending out those deals? Is it pricing? Is it more features, how are you doing that? Thank you so much, that’s it.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [33]

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So let me take the question on what happens in the Enterprise around multiyear deals. If you go to one of our large Enterprise software competitors and do a new piece of business, typically, they’re multiyear orders that go on. It is -- in my -- just my own experience with organizations that are in the top tier of subscription software, when you first start up, those are typically a 3-year term contract agreement. Examples will include Salesforce.com, folks like that. But that is just standard terms, definitely how we see them here. So I don’t think we’re swimming upstream of what is Enterprise normal. Most customers, when they’re buying a subscription piece of software, the power base shifts from the customer to the vendor once you’re live. And so you want to lock in more multiyear term of that service because once it gets deployed, usually, the vendor becomes a little bit more powerful than they were at the beginning. So we definitely see customers asking for that multiyear term. And I think that’s we see that as a true standard. In the middle market, small and mid, that may be more customary to buy 1 year at a time. But at the high-end of town and on a named account sales force, which is a big piece of our top line, it is definitely I think we are aligned with industry terms with our multiyear new business contracts. Okay. Nick?

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [34]

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And Adam, just in terms of the duration metrics, and we mentioned this on the call last week. And I think you could also go back to our prior calls where we reflected on the enormity of the change that we really took on at the beginning of fiscal year 2018 when we brought together the sales organizations created these SKUs of pricing. There were partner and channel implications, et cetera. So we have a set of integration activities that began in Q1 of fiscal year 2018 as well. And as a result of those integration activities, we’re not able to provide comparable metrics in fiscal year 2017. However, we started with consistent metrics for Q1 of fiscal year ‘18 and we will just be disclosing the duration metrics to you on a go-forward basis each quarter.

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Adam [Holt]: thanks very much

Operator    [35]

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Your next question comes from John DiFucci with Jefferies.

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John Stephen DiFucci, Jefferies LLC, Research Division - Equity Analyst    [36]

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Hello, I thank you for taking my question. I guess, I have 2. The first one, it has to -- I’m trying to figure out, understand as Adam is how to reconcile this acceleration in fiscal ‘20. And one of the things, Greg, we kept hearing about was in this Blue Coat refresh. That really doesn’t seem to have happened yet. And I’m just wondering if that’s sort of implied in the guidance? Is that something we should, at this point, forget about and just look to the future for different things?

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Gregory S. Clark, Symantec Corporation - CEO & Director    [37]

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So John, thanks for getting on the call. As I commented many times in the past, we are selling an integrated set of products that include traditional Symantec products and traditional Blue Coat products. And if I give you an example, which is relevant to the examples that I used on the conference call last week, we are selling the cloud access program, which is a piece of Blue Coat technology. We’re selling that with our cloud DLP technology, which is a piece of Symantec technology that is usually forked off of a Blue Coat install base ProxySG to send the traffic to the cloud access program. And often, in that refresh, people are buying the cloud version of the Blue Coat Proxy product we call WSS or our web security service. So when they do that, you end up with a new web security service product, a cloud access broker product and a cloud DLP product that is attached to the last ProxySG install base. Every piece of those new products I mentioned is ratable and delivered as a service. And hence, it’s very difficult for us in our financials - and even in our - to track exactly how much of the value in one of those multiproduct new product offering, which is different than it was in 2013 and 2014 when we just talked -- when we just sold ProxySG. It’s difficult for us to decompose that into the pieces. But I would say that you can pretty much count on the fact that those great deals, which you’ll be hearing about in the market that we did and do give examples I gave last week are coming off of the network install base of the combination of Blue Coat and Symantec. And so that’s going well for us and it’s driving a lot of the ratable transition. So we certainly don’t forget about that install base. We really appreciate it. We track it, and we continue to lead the market in threat defense and web. And I think this is a very important part of the business.

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John Stephen DiFucci, Jefferies LLC, Research Division - Equity Analyst    [38]

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And that all makes sense, Greg. It’s just that the Blue Coat installed base is primarily an appliance installed base and the hardware appliance installed base. And as we all know, appliances, they can -- they wear out. You don’t want fatigue failure or anything like that to happen. So there’s usually sort of refresh at that appliance installed base. But I’m just -- it doesn’t seem like we’ve seen that and I’m not sure how to think about that going forward. That’s all. I get the add-ons. That makes sense. It does because that’s what people seem to be buying.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [39]

So John, I think the thing that you’re maybe not realizing is that when people go to the cloud stack of the Blue Coat Proxy solution, which is a WSS product, they are refreshing into the cloud service that actually is cloud delivered. It may not result in a new appliance sale, okay?

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John Stephen DiFucci, Jefferies LLC, Research Division - Equity Analyst    [40]

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Got it. Yes, I appreciate that. And, I guess, if I just could -- I think, Nick, you said Q4, over 80% of the business is ratable. And I just want to make sure you’re talking about revenue because I could see how -- like if you have like multiyear deals, bookings, over 80% will be ratable. And because I always thought that your Enterprise business was primarily ratable anyway. Like in -- so I don’t know, I guess, I’m a little confused by those numbers. I just want to make sure I understand what you’re saying.

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [41]

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Sure. So I think, first of all, we’re talking about business activity as more on the booking side of the fence than the revenue. And consider last year’s Financial Analyst Day discussion where we talked about the amount of business, which was I’m quite sure an off the balance sheet discussion and it would have been a revenue discussion. At the same time, it would have included website security business that has now since divested.

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John Stephen DiFucci, Jefferies LLC, Research Division - Equity Analyst    [42]

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Okay. And with the revenue, the portion of revenue in the Enterprise business that’s ratable, be about the same as it was a year ago?

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [43]

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No. The proportion -- I mean if you think about over the course of fiscal year 2018, we are selling more and more ratable business, okay? Meaning that as that starts to amortize into recognized revenue, our recognized revenue is going to have more of a component from that, right? And go ahead.

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John Stephen DiFucci, Jefferies LLC, Research Division - Equity Analyst    [44]

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No, I’m sorry. I think I understood. I’m just trying to figure out the revenue because, listen, there’s a base value here on that ratable part that’s recurring, right? It’s a high retention rate. And I’m just trying to assess the value of that and I had some estimates as to what that was previously. And I think it’s probably about the same on the revenue -- from a revenue perspective. I get it if you signed longer-term deals, your bookings becomes more ratable, but that’s because they’re longer-term deals. And I do -- and what’s Greg just said also means that at least the Blue Coat business is turning more ratable, and I can sort of estimate that. But I just want to make sure -- I’m not -- this shift to ratable, it sounds like it’s Blue Coat and then as a result of the duration. Is that a...

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [45]

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I would summarize, John, to say the shift to ratable business is happening on the Blue Coat side as Greg referenced. It’s also happening with respect to some of the Symantec products that were formally sold as license-only type products happening together, all part of the Integrated Cyber Defense Platform and in all with a customer want associated with it. Also, just to reference to Keith, and I know we have a number of other questions on the call today and Keith had brought this up earlier. As we get to Q1, as we have the new revenue recognition standards to talk about we will work to give you even more disclosure to help you there in terms of the ratable revenue and the recurring side of the fence because those are important statistics going forward. But on this call, we wanted to really close up FY ‘18, close up and help you have clarity to the deferred revenue roll off. And then as we get to the Q1 earnings call, get to a next set of metrics to be able to gauge especially with the introduction of 606.

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Operator    [46]

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And your next question comes from Brad Zelnick from Credit Suisse.

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Brad Alan Zelnick, Crédit Suisse AG, Research Division - MD    [47]

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Thanks very much and it’s good to speak to you guys. On the ratable mix, we’ve now have a good dozen or so questions on the topic. But just to parse it a little bit further, can you maybe give us a sense just even within Proxy what the actual mix looks like across cloud, virtual? And perhaps even just longer duration on physical? And is it fair to assume that some of this, at least, is in response to competitors in the market with cloud native Proxy offerings?

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Gregory S. Clark, Symantec Corporation - CEO & Director    [48]

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No. I’d say, Brad, I would say that what’s going on in the market is maybe different than that. There’s a compliance problem for most of our larger customers where they’ve now got content in cloud applications. The content is controlled. The content has got PKI on it and they’re trying to bring on compliance. So the really big demand curve that we’re seeing right now is people need a cloud access program. They needed DLP product with it to be able to bring that noncompliant information that’s sitting on those cloud services compliant. That is driving business to our WSS CASB cloud DLP web product. I got a couple of examples of that on the call last Thursday. That is going well, it is -- if you think about what the adjacencies were to your access to the web 3 years ago on the Blue Coat terms, it was things like forensic recording, it was things like malware analyzers. Today, it’s getting the data that you own that can be in the cloud under control. That is the adjacency that matters right now, and that is a cloud attached to our Proxy footprint. And it’s hard for us when we go and sell some renewal of proxies with CASBs, with DLP, with multifactor authenticators, and we put all revenue so it’s hard for us to then decompose that into how much of that transaction goes where, right? It’s one solution. It’s integrated. It’s what we call our integrated cyber defense. That’s why I’ve often said it’s very difficult to put mix back together when you’re bring a solution like that to the table, which is really dealing with a lot of the modern day cloud generation security problem. And so everyone always wants to come back and bridge back to this discussion. And I keep saying that the world changed. We’re selling cloud security solutions, and we’re doing very well at them. And if you look at Q3 and Q4 of last year, you’ll see there was a lot of billings got done. And a good chunk of those is that web security solution, of which I’ve given many examples over the prior, I said 3 period conference calls, of what those are. That is a trend we’re booking over 100 7-figure deals in a quarter. I’m showing over 5 million like what we disclosed in the last call. A good chunk of those is exactly what I’m talking about, which is why it’s hard for us to come back and say, it’s exactly how to put that back together for an appliance footprint. Hopefully that’s helpful.

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Brad Alan Zelnick, Crédit Suisse AG, Research Division - MD    [49]

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That’s very helpful context, and it’s always helpful to appreciate things through the lens of the customer value prop. So thank you for that. But with respect -- it’s been difficult for Symantec as a company to anticipate the mix of what customers would demand over the last several quarters. With respect, what gives you and Nick and the rest of the team the confidence that as you give us guidance out to ‘19 and ‘20 that you feel like you’ve got a good handle? Or is this subject to -- I mean, we talked about 80% ratable today. I guess, we only have another 20% to go and there’s no further. How should we think about that?

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Gregory S. Clark, Symantec Corporation - CEO & Director    [50]

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I think one question -- one point that I’d like to make is on the last conference call, I made a comment that I hope everybody can underline. I said that over time in the future, we expect our client sales to become more of an exception than the rule. Customers would like to buy virtual infrastructure and pure cloud-delivered infrastructure today. All of those are ratable. Please pay attention to that.

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [51]

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And Brad, maybe one thing that I would add to that in terms of how we think about the guidance, et cetera. We brought to you really three elements that I think are important and what we’ve built in as well, which is the concept of duration that you now have an entire year’s worth of data around on that ratable business, and really, the water falling of deferred and how that works. So we use that data as well, and we’re going to give you those perspectives on those things at the end of each quarter. So you, too, can see, okay, well, ratable business was X or Y in the quarter, and that drove revenue. Or duration was A or B and that drove revenue one way or another. The additional metrics that we talked about last week and that we will be providing go forward, we hope that gives you better context into the business and the drivers to change, if you will, as we continue and really try to complete this path towards ratable business normalization.

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Brad Alan Zelnick, Crédit Suisse AG, Research Division - MD [52]

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We appreciate it, Nick. And if I could sneak in one quick one. Your implied OpEx guided in Q1, by my math at the midpoint, is up about $80 million sequentially, very typical even just directionally for a Q1, let alone $80 million. And I appreciate your comments about bringing more sales and marketing capacity online, but if I make some assumptions around fully loaded cost per employee, you have to hire something to the tune of 1,500 heads on day one of the quarter or even more than that if ramping over the period. What am I missing here?

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [53]

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I think we also made commentary about marketing investment as well.

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Brad Alan Zelnick, Crédit Suisse AG, Research Division - MD    [54]

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So this is...

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [55]

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There are other elements there in terms of the quarter-over-quarter or the sequential bridge in terms of spending that would incorporate spending on capacity. That would incorporate spending on the marketing side of the fence. And some of that happened on the consumer, which is non-Enterprise consumer side as well as the set of other projects we started the year with. So that’s really the combination of those things. It’s a pretty substantial impact in terms of the quarter-over-quarter operating margin as I look at it.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [56]

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We also are launching the new bundles a little bit more last year and at the beginning of FY ‘19 in consumer.

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Operator    [57]

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And your next question comes from Phil Winslow with Wells Fargo.

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Philip Alan Winslow, Wells Fargo Securities, LLC, Research Division - Senior Analyst    [58]

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Can you guys hear me?

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Gregory S. Clark, Symantec Corporation - CEO & Director    [59]

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Yes.

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Philip Alan Winslow, Wells Fargo Securities, LLC, Research Division - Senior Analyst    [60]

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Sorry, my headset was disconnected. You guys gave a lot of great disclosure in your supplemental in terms of detailed break out. But one thing that I think we’re all missing right now is actually the perpetual number, that in-period revenue. And it’d be great, I think, 100% of people buying cell phones, call it, agree if we got that historically going back seven quarters. That will be super useful with your then commentary on the ratable mix. But because if we don’t have that, it’s hard to gauge the shift and say, hey, what’s the headwind in fiscal ‘18 -- sorry, fiscal ‘19, fiscal ‘20 from that perpetual shifting. So it’ll be great if we get that, these quarterly numbers historically, I think it’ll be super helpful. And sort of along those lines, until we get that and hopefully we can get before the Q1 results and the 606 noise, wonder if you can give us a sense for just what perpetual revenue was last year just in dollar terms? And how you see that I’m assuming declining year-over-year in fiscal ‘19 and for us once again just from a growth perspective ‘20, how you’re thinking through that.

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [61]

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So Phil, there’s a couple of pieces in there and let me kind of come at it this way. So first part is, as we’ve indicated, we’re adopting the new revenue standards on the modified retrospective basis. So as we talk about Q1 and we’re going to be talking about some implications to products because we’ve now classified a number of products and we’ve actually tried to assess what those products really look like in terms of their revenue composition in period versus deferred under the new standards, we’re going to have deferred revenue to talk about in pieces there. So I think we’re -- I don’t think I know, we’re going to have a whole set of additional disclosure to you as part of that Q1 earnings call and working through and giving you color to the new revenue rule ASC 606. And if I look at -- or if I think about your point on revenue year-over-year, there is absolutely a perpetual impact from that move from perpetual business to ratable business. It has implications for in-period revenue, and you’re seeing some of that in Q1 even as we talk about expectations for increased ratable business even for Q4 and we’ll have an implication for the year. So we’ll take that as feedback. We’ll give you more color on that as we go forward.

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Philip Alan Winslow, Wells Fargo Securities, LLC, Research Division - Senior Analyst    [62]

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Okay. And then maybe just an early look at 606 in terms of deferred commissions. Any early thoughts on what the impact of those might be from a margin perspective?

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Nicholas R. Noviello, Symantec Corporation - Executive VP, CFO & Principal Accounting Officer    [63]

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So at this point, we’ll have that discussion in Q1 as part of the earnings call in Q1. As I think -- as you think you know, we just defer commissions now. So we’re under a -- there will be some change, but it will be very different from -- if we did not defer commissions to deferring commissions. So we’ll go through that detail with you on the Q1 earnings call.

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Philip Alan Winslow, Wells Fargo Securities, LLC, Research Division - Senior Analyst    [64]

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Got it. And again, if we can get that historical perpetual before the Q1 call, before the 606, I think all of us will be super pleased with that.

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Gregory S. Clark, Symantec Corporation - CEO & Director    [65]

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I think we’re out of time, so I’ll pass it over to Cynthia go ahead.

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Cynthia Hiponia, Symantec Corporation - VP of IR    [66]

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Thank you, everyone, for joining us this afternoon. We appreciate your time.

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Operator    [67]

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Thank you. This does conclude today’s conference call. You may now disconnect.

# # #

Forward-Looking Statements: The foregoing transcript contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including Symantec’s financial guidance for the first quarter and full fiscal year 2019 and fiscal year 2020 financial outlook, and other statements regarding Symantec’s other projected financial and business results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this transcript. Such risk factors include those related to: our ability to continue to integrate and fully achieve the expected benefits from acquired businesses; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates and the impact of the recently enacted tax reform legislation; the impact related to Symantec’s adoption of the new revenue and other accounting standards; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Other risks include, but are not limited to, risks relating to the ongoing internal investigation by the Audit Committee, including: (i) the risk that the internal investigation identifies errors, which may be material, in the Company’s financial results, or impacts the timing of Company filings; and (ii) the risk of legal proceedings or government investigations relating to the subject of the internal investigation or related matters. Actual results may differ materially from those contained in the forward-looking statements in this transcript. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Forms 10-K and Forms 10-Q filed with the Securities and Exchange Commission.